                                                                    EXHIBIT 99.1

Contacts:         Phillip D. Kramer                 A. Patrick Diamond
                  Executive VP and CFO              Manager, Special Projects
                  713/646-4560 - 800/564-3036       713/646-4487 - 800/564-3036

FOR IMMEDIATE RELEASE

                   Plains All American Pipeline, L.P. Reports
                    Financial Results for First Quarter 2003

     (Houston - April 25, 2003) Plains All American Pipeline, L.P. (NYSE: PAA) today reported net income of $24.4 million, or $0.46 per limited partner unit, for the first quarter of 2003, an increase of 71 percent and 48 percent, respectively, as compared to net income of $14.3 million, or $0.31 per limited partner unit, for the first quarter of 2002. Earnings before interest, taxes, depreciation and amortization ("EBITDA") for the first quarter of 2003 were $44.4 million, an increase of 60% as compared with EBITDA of $27.7 million for the first quarter of 2002.

     "Our business strategy, our organization and the counter-cyclical balance of our assets performed very well in the first quarter, a period marked by significant crude oil market volatility," said Greg L. Armstrong, Chairman and CEO of Plains All American. "The Venezuelan oil workers strike, cold weather, low inventory levels and concerns over war combined to create a volatile crude oil market throughout the first quarter, marked by periods of steep backwardation. Generally speaking, our margins are more robust in a backwardated market as opposed to a contango market as the premium we receive for prompt crude oil deliveries more than offsets the reduced storage opportunities. In addition, the cold weather experienced in the U.S. and Canada also contributed to higher seasonal demand for the wholesale LPGs that we market, resulting in higher margins for that portion of our business."

     Net income for the first quarter of 2003 includes a noncash, mark-to-market gain of $0.9 million due to the impact of Statement of Financial Accounting Standards ("SFAS") No. 133 "Accounting for Derivative Instruments and Hedging Activities." Net income for the first quarter of 2002 includes a noncash, mark-to-market loss of $2.9 million due to the impact of SFAS 133. Historically, the Partnership has excluded the impact of SFAS 133 from financial measures such as EBITDA because the Partnership believes such treatment more accurately measures performance. New rules applicable to filings with the Securities and Exchange Commission, however, prohibit the exclusion of SFAS 133 impacts from non-GAAP performance measures. To ensure consistency with the Partnership's future SEC filings and to comply with the new rules, the noncash, mark-to-market impacts of SFAS 133 have not been excluded from the calculation of EBITDA for either period.

                                   -- MORE --

     The following table details certain items that the Partnership believes affect the comparability of financial results between reporting periods:

                                               For the Period Ended
                                                    March 31,
                                             -------------------------
                                               2003             2002
                                             --------        ---------
                                               (Dollars in millions)
Impact of SFAS 133 noncash mark-to-market
 adjustment on net income                      $0.9           $(2.9)


     The following table presents certain selected financial information by segment:


                                                                 Gathering,
                                                                 Marketing,
                                                              Terminalling &
                                                 Pipeline         Storage
                                                Operations      Operations       Total
                                                ----------    --------------   ----------
                                                         (Dollars in millions)
Three Months Ended March 31, 2003(1)
Revenues                                          $169.0          $3,123.1       $3,292.1
Cost of sales and operations (excluding
 depreciation)                                     144.2           3,090.3        3,234.5
                                                  ------          --------       --------
Gross margin excluding depreciation                 24.8              32.8           57.6
General and administrative expenses(2)               4.6               8.5           13.1
                                                  ------          --------       --------
Gross profit excluding depreciation               $ 20.2          $   24.3       $   44.5
                                                  ======          ========       ========
Three Months Ended March 31, 2002(1)
Revenues                                          $ 88.5          $1,460.0       $1,548.5
Costs of sales and operations (excluding
 depreciation)                                      70.0           1,440.1        1,510.1
                                                  ------          --------       --------
Gross margin excluding depreciation                 18.5              19.9           38.4
General and administrative expenses(2)               3.3               7.5           10.8
                                                  ------          --------       --------
Gross profit excluding depreciation               $ 15.2          $   12.4       $   27.6
                                                  ======          ========       ========

-------------------
(1)  Revenues and costs of sales and operations include inter-segment amounts.

(2) General and administrative (G&A) expenses reflect direct costs attributable to each segment and an allocation of other expenses to the segments based on the business activities that existed at that time. For comparison purposes, we have reclassified G&A by segment for the first quarter of 2002 to conform to the refined presentation used beginning in the third quarter of 2002. The proportional allocations by segment require judgment by management and will continue to be based on the business activities that exist during each period.

     Total gross margin excluding depreciation for the first quarter of 2003 was $57.6 million as compared to $38.4 million for the first quarter of 2002. Gross margin excluding depreciation from pipeline activities was $24.8 million during the first quarter of 2003 as compared to $18.5 million in the comparable 2002 quarter. Gross margin excluding depreciation from gathering, marketing, terminalling and storage activities was $32.8 million during the 2003 quarter as compared to $19.9 million during the 2002 quarter. Gross margin excluding depreciation for both periods includes the items that affect comparability of financial results that are detailed in the above table.

     Total gross profit excluding depreciation (gross margin excluding depreciation less G&A expenses) for the first quarter of 2003 was $44.5 million as compared to $27.6 million for the first quarter of 2002. Gross profit excluding depreciation from pipeline activities was $20.2 million during the first quarter of 2003 as compared to $15.2 million in the comparable 2002 quarter. Gross profit excluding depreciation from gathering, marketing, terminalling and storage activities was $24.3 million during the 2003 quarter as compared to $12.4 million during the 2002 quarter. Gross profit excluding depreciation for both periods includes the items that affect comparability of financial results that are detailed in the above table.

     The Partnership's weighted average units outstanding for the first quarter of 2003 totaled 50.2 million as compared to 43.3 million in last year's first quarter. At March 31, 2003, the Partnership had 52.2 million units outstanding, which includes approximately 2.6 million units issued in an equity offering in early March.

     The Partnership's long-term debt at March 31, 2003, totaled $523.2 million as compared to $509.7 million at December 31, 2002. At March 31, 2003, the Partnership's long-term debt-to-total capitalization ratio was approximately 47%.

     On April 24, 2003, the Partnership declared a cash distribution of $0.55 per unit on its outstanding Common Units, Class B Common Units and Subordinated Units. The distribution will be payable on May 15, 2003, to holders of record of such units at the close of business on May 5, 2003. The distribution represents a $0.0125 increase over the previous quarter's distribution and effectively increases the annualized distribution rate by $0.05 per unit to $2.20 per unit.

     The Partnership today furnished a current report on Form 8-K, which included material in this press release as well as financial and operational guidance for the second quarter of 2003.

Disclosure of Non-GAAP Financial Measures

     On March 28, 2003, Regulation G and related amendments to SEC disclosure rules became effective. The new rules cover press releases, conference calls, investor presentations and one-on-one meetings with members of the financial community.

     As a result of these new rules, the Partnership has modified the way in which it presents certain financial measures, such as EBITDA, in its SEC filings and other communications with the financial community. The Partnership believes that this presentation complies with both the letter and spirit of the new regulations and augments its efforts to continue to provide full and fair disclosure to the financial community. In addition, the Partnership will maintain on its website (www.paalp.com) a reconciliation of all non-GAAP financial information that it discloses to the most comparable GAAP measures. To access the information, investors should click on the "Non-GAAP Reconciliations" link on the Partnership's home page.

     With regard to EBITDA, which is used in this release, the Partnership calculates EBITDA by adding depreciation, amortization and interest expense to net income. EBITDA is not presented in accordance with generally accepted accounting principles and is not intended to be used in lieu of GAAP presentations of results of operations or cash provided by operating activities. EBITDA is presented because management believes it provides additional information with respect to both the performance of our fundamental business activities as well as our ability to meet our future debt service, capital expenditures and working capital requirements. Management also believes that debt holders commonly use EBITDA to analyze company performance. A reconciliation of EBITDA to net income for the periods presented is included in the tables attached to this release.

     Conference Call:

The Partnership will host a conference call to discuss the results and other forward-looking items on Friday, April 25, 2003. Specific items to be addressed in this call include:

     1.   A review of the Partnership's first quarter results;

     2. First quarter crude oil market conditions, acquisition integration activities and activity update;

     3. Capitalization and liquidity update and review of financial and operating guidance for the second quarter of 2003; and

     4.   Summary of goals for 2003 and factors affecting operating performance.

     The call will begin at 10:00 AM (Central). To participate in the call, please call 877-780-2271 or, for international callers, 973-582-2737 at approximately 9:55 AM (Central). No password or reservation number is required.

Webcast Instructions:

     To access the Internet webcast, please go to the Partnership's website at www.paalp.com, choose "investor relations", and then choose "conference calls". Following the live webcast, the call will be archived for a period of sixty (60) days on the Partnership's website.

Telephonic Replay Instructions:
Call 877-519-4471 or international call 973-341-3080 and enter PIN # 3868279

     The replay will be available beginning Friday, April 25, 2003, at approximately 1:00 PM (Central) and continue until midnight Wednesday, April 30, 2003.

     Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements that involve certain risks and uncertainties. These risks and uncertainties include, among other things, abrupt or severe production declines or production interruptions in outer continental shelf production located offshore California and transported on the All American Pipeline, declines in volumes shipped on the Basin Pipeline and our other pipelines by third party shippers, the availability of adequate supplies of and demand for crude oil in the areas in which we operate, the effects of competition, the success of our risk management activities, the impact of crude oil price fluctuations, the availability (or lack thereof) of acquisition opportunities on terms favorable to the Partnership, successful integration and future performance of assets acquired, continued credit worthiness of, and performance by, our counterparties, successful third party drilling efforts in areas in which we operate pipelines or gather crude oil, our levels of indebtedness and ability to receive credit on satisfactory terms, regulatory changes, unanticipated shortages or cost increases in power supplies, materials and skilled labor, weather interference with business operations or project construction, the currency exchange rate of the Canadian dollar, environmental liabilities that are not covered by an indemnity or insurance, fluctuation in the debt and equity capital markets, and other factors and uncertainties inherent in the marketing, transportation, terminalling, gathering and storage of crude oil and liquefied petroleum gas ("LPG") discussed in the Partnership's filings with the Securities and Exchange Commission.

     Plains All American Pipeline, L.P. is engaged in interstate and intrastate crude oil transportation, terminalling and storage, as well as crude oil and LPG gathering and marketing activities, primarily in Texas, California, Oklahoma and Louisiana and the Canadian Provinces of Alberta and Saskatchewan. The Partnership's common units are traded on the New York Stock Exchange under the symbol "PAA." The Partnership is headquartered in Houston, Texas.

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY
--------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF OPERATIONS
-------------------------------------
(in thousands, except per unit data) (unaudited)


                                                               Three Months Ended
                                                                    March 31,
                                                        ----------------------------------
                                                              2003             2002
                                                        ----------------------------------
REVENUES                                                  $3,281,908       $1,545,323

COST OF SALES AND OPERATIONS
  (EXCLUDING DEPRECIATION)                                 3,224,356        1,506,935
                                                          ----------       ----------

Gross Margin excluding depreciation                           57,552           38,388
                                                          ----------       ----------

EXPENSES
General and administrative                                    13,072           10,758
Depreciation and amortization-operations                       9,328            5,908
Depreciation and amortization-general & administrative         1,543            1,059
                                                          ----------       ----------

Total expenses                                                23,943           17,725
                                                          ----------       ----------

OPERATING INCOME                                              33,609           20,663

Interest expense                                              (9,154)          (6,453)
Interest and other income (expense)                             (104)              71
                                                          ----------       ----------
NET INCOME                                                $   24,351       $   14,281
                                                          ==========       ==========

BASIC AND DILUTED NET INCOME PER
  LIMITED PARTNER UNIT                                    $     0.46       $     0.31
                                                          ==========       ==========

WEIGHTED AVERAGE NUMBER OF UNITS
  OUTSTANDING                                                 50,166           43,253
                                                          ==========       ==========

OPERATING DATA (in thousands of barrels per day) (1) (2)

  Pipeline activities:
     Tariff activities
           All American                                           59               67
           Basin                                                 210              n/a
           Other domestic                                        269              152
           Canada                                                194              174
     Margin activities                                            86               71
                                                          ----------       ----------
     Total                                                       818              464
                                                          ==========       ==========
  Crude oil lease gathering                                      434              399
  Crude oil bulk purchases                                        69               71
                                                          ----------       ----------
     Total crude oil                                             503              470
                                                          ==========       ==========
  LPG purchases                                                   67               59
                                                          ==========       ==========
  Cushing terminal throughput                                    175               64
                                                          ==========       ==========

-----------
(1) Volumes associated with acquisitions represent weighted average daily amounts during the period of acquisition.

(2) 2002 volume information has been adjusted for consistency of comparison with 2003 presentation.

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (continued)
--------------------------------------------------------------------------------


FINANCIAL DATA
--------------
(in thousands) (unaudited)

                                                                           Three Months Ended
                                                                               March 31,
                                                                  -----------------------------------
                                                                       2003                2002
                                                                  --------------      ---------------
Net Income                                                         $   24,351           $   14,281
Interest expense                                                        9,154                6,453
Depreciation and amortization-operations                                9,328                5,908
Depreciation and amortization-general and administrative                1,543                1,059
                                                                   ----------           ----------
Earnings before interest, taxes, depreciation
   and amortization ("EBITDA")                                     $   44,376           $   27,701
                                                                   ==========           ==========

Net Income                                                         $   24,351           $   14,281
Depreciation and amortization-operations                                9,328                5,908
Depreciation and amortization-general and administrative                1,543                1,059
                                                                   ----------           ----------
Funds flow from operations                                             35,222               21,248
Maintenance capital expenditures                                       (1,590)              (1,873)
                                                                   ----------           ----------
Funds flow from operations after maintenance capital expenditures  $   33,632           $   19,375
                                                                   ==========           ==========

CONDENSED CONSOLIDATED BALANCE SHEET DATA
-----------------------------------------
(in thousands)
                                                                    March 31,           December 31,
                                                                      2003                  2002
                                                                   ----------          -------------
ASSETS
Current assets                                                     $  583,114           $  602,935
Property and equipment, net                                         1,013,034              952,753
Pipeline linefill                                                      77,316               62,558
Other long-term assets, net                                            43,071               48,329
                                                                   ----------           ----------
                                                                   $1,716,535           $1,666,575
                                                                   ==========           ==========
LIABILITIES AND PARTNERS' CAPITAL
Current liabilities                                                $  587,692           $  637,249
Long-term debt under credit facilities                                323,531              310,126
Senior notes, net of unamortized discount                             199,620              199,610
Other long-term liabilities and deferred credits                       14,112                7,980
                                                                   ----------           ----------
                                                                    1,124,955            1,154,965
Partners' capital                                                     591,580              511,610
                                                                   ----------           ----------
                                                                   $1,716,535           $1,666,575
                                                                   ==========           ==========